SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2012

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	000-16674	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2012, the Executive Compensation Committee of the Board of Directors of Imperial Sugar Company (the “Company”) amended the Company’s severance plan to provide severance benefits of six months base salary for vice presidents and 12 months base salary for officers at the level of senior vice president and above who, in each case, do not have existing agreements providing for severance in the event of involuntary termination absent a change in control. The amendment also provided that Company paid healthcare continuation benefits will be provided to officers for 12 months pursuant to the severance plan unless healthcare continuation is provided under another agreement. Further the amendment clarified that cash severance benefits will not be payable under the severance plan if the officer is entitled to cash severance benefits under another agreement. The severance plan provides that it may not be amended or terminated within one year after any change of control and requires the officer execute a release of the Company from liability in exchange for the cash severance.

Item 9.01 Financial Statements and Exhibits

Exhibit 10 - Imperial Sugar Company Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: February 7, 2012	By:	/s/ H. P. Mechler
H. P. Mechler
Senior Vice President and Chief Financial Officer